EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of ZYNEX MEDICAL HOLDINGS, INC. on Form SB-2, of our report dated February 8, 2005 included in Form 10-KSB, of ZYNEX MEDICAL HOLDINGS, INC. filed April 15, 2005, on the financial statements of ZYNEX MEDICAL HOLDINGS, INC. as of December 31, 2004 and for each of the two years then ended.


                                                 /s/ Gordon, Hughes & Banks, LLP
                                                 -------------------------------
                                                     GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
June 1, 2005